Exhibit 10.1

Udemy, Inc. 600 Harrison Street, 3rd Floor San Francisco, CA 94107

December 18, 2025

Hugo Sarrazin

via email

RE: Payment Acceleration Agreement

Dear Hugo,

As you are aware, Udemy, Inc. (“Company”) and Coursera, Inc. (“Buyer”) have entered into an Agreement and Plan of Merger, pursuant to which Buyer and the Company are expected to combine (the “Transaction”).

As a result of the Transaction, you may receive or become entitled to receive certain compensatory payments and benefits (“Payments”) that could be treated as “parachute payments” under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), which could result in adverse tax consequences for you, the Company, and/or the Buyer.

In order to eliminate or mitigate any tax issues resulting from the application of Sections 280G and 4999 of the Code, the Compensation Committee of the Company’s Board of Directors has approved the following, subject to your execution of this letter agreement (this “Agreement”) and effective as of the last date signed below (the “Effective Date”):

•

Prior to the end of calendar year 2025, you will receive an early payment in respect of your 2025 target annual bonus, in an amount in cash equal to $362,466, less applicable withholdings (the “Accelerated Bonus”); and

•

The vesting of the first tranche of the new-hire award of Company restricted stock units (the “New Hire Award”) granted to you under the Company’s 2021 Equity Incentive Plan and an award agreement thereunder (the “Stock Agreements”), which tranche covers 354,014 shares of Company common stock and is subject to an original vesting date of March 12, 2026 (the “Original Vesting Date”) will be accelerated and shall be deemed to vest as of the Effective Date (the “Accelerated RSUs” and, together with the Accelerated Bonus, the “Payment Acceleration”). Except as amended hereby, the New Hire Award shall remain subject to the terms of the Stock Agreements.

If you resign your employment with the Company for any reason or your employment is terminated by the Company for Cause (as defined in the applicable Change in Control and Severance Agreement entered into between you and the Company), (i) with respect to the Accelerated Bonus, prior to the date on which 2025 annual bonuses are actually paid to similarly-situated Company executives, or (ii) with respect to the Accelerated RSUs, prior to the Original Vesting Date, you will be required to repay the Accelerated Bonus (on an after-tax basis) to the Company within 30 days following such termination of employment, and the net shares delivered to you in connection with settlement of the Accelerated RSUs (the “Net After-Tax Accelerated Shares”) will be immediately forfeited to the Company. Accordingly, the Net After-Tax Accelerated Shares will be non-transferable until the Original Vesting Date, and the Company is permitted to place stop-transfer restrictions on such shares in the captive brokerage account until the Original Vesting Date.

Udemy, Inc. 600 Harrison Street, 3rd Floor San Francisco, CA 94107

As noted above, the Payment Acceleration is subject to your execution of this Agreement and the terms set forth herein. By signing below, you accept your eligibility to receive the Accelerated Bonus and the Accelerated RSUs.

Please note that nothing in this Agreement will change the at-will status of your employment with the Company. Only an agreement in writing signed by you and the Company can change the at-will status of your employment with the Company.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

The terms and conditions of this Agreement reflect the entire agreement and understanding between you and the Company as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral.

You acknowledge and represent that your employment with the Company is and shall continue to be “at-will” and may be terminated at any time with or without Cause or notice by either you or the Company.

(Signature page follows)

Udemy, Inc. 600 Harrison Street, 3rd Floor San Francisco, CA 94107

We ask that you please sign and date this letter where indicated below.

Sincerely,

UDEMY, INC.

By: /s/Ken Hirschman
Ken Hirschman
General Counsel

Agreed to and accepted:

Hugo Sarrazin

Signature: /s/ Hugo Sarrazin

Date: 12/18/2025